Exhibit 10.4

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is made as of July 31, 2009, (the “Effective Date”) by and among Develocap, Inc., a Nevada corporation (“Develocap”) and Trai Thien Sea Transport Investment and Development Joint Stock Company (“Trai Thien”).

W I T N E S S E T H:

WHEREAS, on March 31, 2009, Develocap, Trai Thien and the shareholders of Trai Thien entered into a Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which Develocap agreed to issue to the shareholders of Trai Thien an aggregate of 23,400,000 shares of common stock of Develocap in exchange for all of the issued and outstanding stock of Trai Thien.  The closing of the Share Exchange Agreement was subject to the fulfillment of certain conditions, including, but not limited to the receipt of all required consents, waivers and approvals by Develocap and Trai Thien; and

WHEREAS, as a result of certain limitations on foreign ownership imposed by applicable Vietnamese laws and regulations, on July 31, 2009, Develocap and Trai Thien entered into Amendment No. 1 to the Share Exchange Agreement (the “Amendment”), pursuant to which it was agreed that at closing, Develocap shall place an aggregate of 15,903,000 shares of its common stock in escrow and the Trai Thien shareholders shall place 10,680,930 shares of the Trai Thien’s common stock being 51% of the total issued and outstanding shares of Trai Thien in escrow, pending the approval and registration of such transfers in accordance with the applicable Vietnamese laws and regulations; and

WHEREAS, Trai Thien currently desires to engage Develocap to provide certain management and advisory services to Trai Thien and Trai Thien desires to accept such engagement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

MANAGEMENT SERVICES

1.

Management Services.  Commencing on the Effective Date, Trai Thien hereby engages and retains Develocap, through its officers and directors, to provide certain management and advisory services to Trai Thien as set forth in this Article I (the “Management Services”), and Develocap hereby accepts and agrees to provide such Management Services to Trai Thien, for the term and consideration as specified herein.  The fee payable for such Management Services shall be determined in accordance with Article III hereof.  The Management Services provided hereunder shall include the following:

a.

Determining the strategies, medium term development plans and annual business plan of Trai Thien;

b.

Proposing the types of shares of Trai Thien and total shares entitled for sale of each type;

c.

Deciding to offer new shares within the number of shares entitled for sale of each type and deciding to mobilize more capital in other forms;

d.

Deciding to offer for sale shares or bonds of Trai Thien;

e.

Deciding to repurchase shares of Trai Thien as regulated by Item 1, Article 21 of the Charter of Trai Thien;

f.

Deciding the investment plans and investment projects in compliance with the applicable Vietnamese laws and regulations and the Charter of Trai Thien;

g.

Deciding market development solutions, marketing and technologies strategies of Trai Thien;

h.

Approval of contracts and loans, unless otherwise  regulated by the Charter of Trai Thien;

i.

Nominating, dismissing, appointing and negotiating and terminating the agreements of the officers and management of Trai Thien;

j.

Supervising, instructing and managing the officers and management of Trai Thien in the daily operations of Trai Thien’s business;

k.

Deciding Trai Thien’s organizational structure, including the establishment of subsidiaries, branches, representative offices, joint ventures, and other internal management regulations,

l.

Reviewing materials to be provided at shareholder meetings of Trai Thien;

m.

Presenting the annual financial statements to the shareholders of Trai Thien;

n.

Proposing the levels of payable dividends, deciding the terms and procedures for dividend payments and treatment of losses in the course of business; and

o.

Proposing any re-organization, discharge or bankruptcy requirements of Trai Thien.

ARTICLE II

OTHER SERVICES

2.

Appointment.  Upon the closing of the Share Exchange Agreement, the Directors of Develocap shall appoint Mr. Nguyen Quoc Khan as Chairman of the Board of Directors.

3.

Other Services.  Beginning on such date or dates subsequent to the Effective Date as are mutually agreed to in writing by the parties, Develocap shall provide or otherwise make available to Trai Thien such services in addition to those described in Article I hereof as are reasonably requested by Trai Thien, subject in each case to the parties’ agreement to financial consideration and other terms.  In the event that Trai Thien shall desire to avail itself of any such additional services, the parties shall negotiate in good faith to reach agreement on the scope and term of such services.  When and if an agreement is reached, the parties shall prepare an appropriate addendum to this Agreement, in which the nature, scope, and quality of such services is described in detail.  Each such addendum shall be executed on behalf of each party hereto, shall be effective as of its date and shall, upon such effective date, be incorporated into and made an integral part of this Agreement.

ARTICLE III

COMPENSATION

4.

Compensation.  Unless otherwise agreed by the parties pursuant to an addendum hereto, in consideration for the Management Services provided pursuant to Article I hereof and Other Services Provided pursuant to Article II hereof, Trai Thien shall pay to Develocap a fee for such Management Services and Other Services equal to 51% of Trai Thien’s Net Income after taxes (the “Fee”).  The Fee shall be payable by Trai Thien to Develocap within 45 days after the end of each calendar quarter.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

5.

Representations and Warranties of the Parties.  Each party represents and warrants to the other the following:

a.

Each party has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations of the parties;

b.

Each party has been authorized with full power and authority to execute and perform this Agreement;

ARTICLE V

TERM AND TERMINATION

6.

Term and Termination.  The initial term of this Agreement shall commence on the Effective Date and continue for a term of 3 years, provided, however, that this Agreement shall automatically terminate upon Develocap’s acquisition of the remaining 51% interest in Trai Thien pursuant to Amendment No. 1 to the Share Exchange Agreement and in accordance with all applicable Vietnamese laws and regulations.  Unless otherwise terminated in accordance with the terms hereof, this Agreement shall automatically renew at the end of the initial term for successive 1 year terms unless terminated by the mutual agreement of the parties.

ARTICLE VI

MISCALLANEOUS

7.

Miscallaneous.

a.

Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed delivered upon personal delivery, upon actual receipt or on the third party business day after deposit in the mail:

If to Develocap Inc.

[_______________]

[_______________]

Fax(__) ___-______

If to Trai Thien Sea Transport Investment and Development Joint Stock Company

[_______________]

[_______________]

Fax(__) ___-______

b.

Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and all prior agreements or understandings shall be deemed merged herein.

c.

Amendments.  No amendments, waivers, or modifications hereof shall be made or deemed to have been made unless in writing executed by the party to be bound thereby.

d.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of when taken together shall constitute this Agreement.

e.

Successors and Assigns.  This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any parties hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

f.

Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

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In Witness Whereof, the undersigned have caused this Agreement to be duly executed and operable as of the Effective Date.

DEVELOCAP INC.

BY: /s/ Nguyen Quoc Khanh

NAME: Nguyen Quoc Khanh

TITLE: Chairman

TRAI THIEN SEA TRANSPORT INVESTMENT AND DEVELOPMENT JOINT STOCK COMPANY

BY: /s/ Nguyen Quoc Khanh

NAME: Nguyen Quoc Khanh

TITLE: Chairman

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